EXHIBIT 10.3
AMENDMENT NO. 1, DATED MAY 19, 2009, TO
EMPLOYMENT AGREEMENT, DATED DECEMBER 14, 1999, BY AND BETWEEN
IMPAX LABORATORIES, INC. AND LARRY HSU, PH.D.
Section 4.2 of the Employment Agreement, dated December 14, 1999, by and between the Company and Larry Hsu, Ph.D. (the “Agreement”), is amended by adding the following sentence as the last sentence in the paragraph:
“Notwithstanding the foregoing, Executive shall not receive any payments provided by this Section 4.2 in connection with a Change in Control unless Executive’s employment simultaneously terminates therewith or there shall occur a subsequent actual or constructive termination of Executive’s employment as result of such Change in Control.”
Except as expressly modified or amended hereby, the Agreement shall continue in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of May 19, 2009.
IMPAX LABORATORIES, INC., a Delaware corporation

/s/ Arthur A. Koch, Jr.
By:	Arthur A. Koch, Jr.
Title:	Senior Vice President, Finance, and Chief Financial Officer

/s/ Larry Hsu, Ph.D. Larry Hsu, Ph.D.